EXHIBIT 99.1
Sila Realty Trust, Inc., formerly Carter Validus Mission Critical REIT II, Inc., Completes Internalization Transaction

September 30, 2020

TAMPA – Sila Realty Trust, Inc., or the Company, formerly known as Carter Validus Mission Critical REIT II, Inc., announced today that it closed the previously announced internalization transaction, where the Company and Sila Realty Operating Partnership, LP, (formerly known as Carter Validus Operating Partnership II, LP), acquired all of the assets of its former sponsor, Carter Validus REIT Management Company II, LLC, its former advisor, Carter Validus Advisors II, LLC, and their affiliates necessary for the operation of the Company’s business, effectively internalizing the Company’s management structure. The Company agreed to pay total consideration of $40 million in cash in connection with the transaction, of which $25 million was paid at the time of closing, and the balance will be paid over the next 18 months, subject to acceleration under certain conditions.
As previously announced in July 2020, the internalization transaction was negotiated and approved by a special committee comprised solely of the independent directors of the Company, and the terms of the internalization transaction and entry into related agreements were unanimously approved by the full board of directors of the Company.
As a result of the transaction, the Company anticipates its expenses will decrease by approximately $18 million on an annualized basis starting in the fourth quarter of 2020 due to the elimination of asset management, property management and other various fees that would have otherwise been paid to the Sponsor. Employees previously employed by the former sponsor are now employees of the Company through a subsidiary, more closely aligning employees‘ interests with those of stockholders. The Company, through a subsidiary, also hired the key executives of its former sponsor who have been integral to the Company’s execution of its strategy, growth and success.
“We are extremely pleased to announce the successful closing of the internalization transaction that resulted in the rebranding of the Company to Sila Realty Trust while retaining the legacy staff that contributed to the Company’s success. In addition to the significant annual cost savings we expect to achieve, we believe that the transaction will be transformational to the strategic direction of the Company as we continue to focus on delivering stockholder value by investing in properties that benefit from macro and microeconomic growth drivers in the economy,” said Michael Seton, Chief Executive Officer and President.
About Sila Realty Trust, Inc.
Sila Realty Trust, Inc. is a public, non-traded real estate investment trust headquartered in Tampa, Florida, that invests in high-quality healthcare properties and data centers leased to tenants capitalizing on critical and structural economic growth drivers. As of June 30, 2020, the Company owned 152 real estate properties, consisting of 29 data centers and 123 healthcare properties located in 69 markets across the United States, aggregating approximately $3.1 billion in invested assets.
Forward Looking Statements
Certain statements contained herein, other than historical fact, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs regarding operational strategies, anticipated events and trends, the economy, the financial condition of the Company’s tenants, the Company’s ability to continue to collect rent at current levels, the Company’s ability to continue to cover its daily distributions, and other future conditions and are subject to a number of trends and uncertainties. No forward-looking statement is intended to, nor shall it, serve as a guarantee of future performance. You can identify the forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are subject to various risks and uncertainties, and factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the impact of the ongoing COVID-19 pandemic on the Company’s tenants and results of operation, the risk that the expected benefits, including long-term cost savings, of the internalization transaction are not achieved, the availability of suitable investment opportunities; changes in interest rates, the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely impact the business of the Company; and other factors, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended 2019 and the subsequent Quarterly Report on Form 10-Q, copies of which are available at www.sec.gov. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contact
Miranda Davidson
IR@silarealtytrust.com